Execution Version

ENERGY TRANSFER EQUITY, L.P.
Common Units Representing Limited Partner Interests
Having an Aggregate Offering Price of up to
$1,000,000,000
EQUITY DISTRIBUTION AGREEMENT
March 21, 2017

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Mizuho Securities USA Inc. 320 Park Avenue, 12th Floor New York, New York 10022
Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, New York 10019	MUFG Securities Americas Inc. 1221 Avenue of the Americas New York, New York 10020
Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	Natixis Securities Americas LLC 1251 Avenue of the Americas New York, New York 10020
Fifth Third Securities, Inc. Equity Capital Markets 424 Church Street Maildrop: UTFC5B Nashville, TN 37219	RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281
Goldman, Sachs & Co. 200 West Street New York, New York 10282-2198	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, NY 10281
HSBC Securities (USA) Inc. 452 Fifth Ave New York, NY 10018	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, NY 10172
Jefferies LLC 520 Madison Avenue New York, New York 10022	TD Securities (USA) LLC 31 West 52nd St. New York, NY 10019
J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019
Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

Ladies and Gentlemen:
Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”) confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Natixis Securities Americas LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”), as follows:
SECTION 1.Description of Securities. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate offering price of up to $1,000,000,000 (the “Units”) on the terms set forth in Section 3 of this Agreement. The Partnership agrees that whenever it determines to sell the Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Partnership and such Manager, relating to such sale in accordance with Section 3 of this Agreement.
SECTION 2.Representations and Warranties of the Partnership. The Partnership represents and warrants to and agrees with each Manager that:
(a)The Partnership meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-215969), including a form of prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) for registration under the Securities Act of the offering and sale of the Units, and such registration statement has become effective. The Registration Statement (as defined below) contains certain information concerning the offering and sale of the Common Units, including the Units, and contains additional information concerning the Partnership and its business; the Commission has not issued an order preventing or suspending the use of the Base Prospectus (as defined below), the Prospectus Supplement (as defined below) or the Prospectus (as defined below) or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Partnership’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers, as well as any new registration statement or post-effective amendment as may have been filed pursuant to Sections 4(g) or (h) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers, and (3) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Securities Act. Except where the context otherwise requires, “Effective Date,” means each date and time that the Registration Statement and any post-effective amendment or amendment thereto became or becomes effective. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of each

Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Partnership to the Managers in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised base prospectus, prospectus supplement or prospectus shall be provided to the Managers by the Partnership for use in connection with the offering and sale of the Units which differs from the Base Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised base prospectus, prospectus supplement or prospectus is required to be filed by the Partnership pursuant to Rule 424(b) under the Securities Act), the terms “Base Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised base prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Managers for such use. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial Effective Date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.
(b)The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed Effective Date with respect to the Managers pursuant to Rule 430(B)(f)(2) under the Securities Act, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Securities Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S‑3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Base Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Securities Act; at no time during the period that begins on the earlier of the date of the Base Prospectus and the date the Base Prospectus was filed with the Commission and ends at the later of each Settlement

Date and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units did or will the Base Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in the Registration Statement, the Base Prospectus or the Prospectus in reliance upon and in conformity with information concerning any Manager and furnished in writing by or on behalf of such Manager expressly for use in the Registration Statement, the Base Prospectus or the Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Partnership and each Manager, severally and not jointly, agrees that the only information furnished or to be furnished by or on behalf of such Manager expressly for use in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement to any of the foregoing is the statement that such Manager will not engage in any transactions that stabilize the price of the Common Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated March 21, 2017.
(c)For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.
(d)Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (in each case within the meaning of the Securities Act) or used any “prospectus” (in each case within the meaning of the Securities Act) in connection with the offer or sale of the Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement;

the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations.
(e)The Partnership has an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of December 31, 2016 or as of the Partnership’s then most recently completed quarter or fiscal year, contained in the Partnership’s quarterly report on Form 10-Q or the Partnership’s annual report on Form 10-K, as applicable, at the indicated date, and there has been no material change in such information since December 31, 2016 or the Partnership’s then most recently completed quarter or fiscal year (subject to the issuance of Common Units upon exercise of unit options and warrants or the vesting of restricted unit awards disclosed as outstanding in the Registration Statement (excluding the exhibits thereto) and the Prospectus, the grant of options or other equity awards under existing unit plans described in the Registration Statement (excluding the exhibits thereto) and the Prospectus and the issuance of Common Units pursuant thereto); all of the issued and outstanding general partner interests, incentive distribution rights and limited partner interests of the Partnership have been duly authorized and validly issued and are fully paid (to the extent required under the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated February 8, 2006 (as amended, the “Partnership Agreement”)) and non-assessable (except as such non‑assessability may be affected by (i) matters described in the Registration Statement and the Prospectus and (ii) Sections 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and no further approval or authority of the security holders or the Board of Directors of LE GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), is required for the offering and sale of the Units; the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, each as filed with the Incorporated Documents, have been duly authorized and approved in accordance with the Delaware LP Act and are in full force and effect.
(f)Each of the Partnership, the General Partner and the Significant Subsidiaries (as defined below) (collectively, the “ETE Entities”) has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of the State of Delaware, with all partnership or limited liability company power and authority necessary to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, in each case in all material respects as described in the Registration Statement and the Prospectus, and (i) in the case of the Partnership, to execute and deliver this Agreement and to issue, sell and deliver the Units as contemplated herein and (ii) in the case of the General Partner, to act as general partner of the Partnership.
(g)Each of the ETE Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership and the Subsidiaries (as defined below), taken as a whole; (ii) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the offering, issuance and sale of the Units; (iii) subject the limited partners of the Partnership to any material liability or disability or (iv) result in the delisting of the Common Units from the New York Stock Exchange (the “NYSE”) (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii), (iii) and (iv) being herein referred to as a “Material Adverse Effect”).
(h)Kelcy L. Warren owns approximately 81.2% and Ray C. Davis owns approximately 18.8% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of LE GP, LLC, dated as of May 7, 2007 (as amended, the “General Partner LLC Agreement”) and are fully paid (to the extent required by the General Partner LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act).
(i)The General Partner is the sole general partner of the Partnership and, as of the date hereof, owns an approximate 0.3% general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such general partner interest free and clear of all liens, claims, charges and encumbrances (“Liens”).
(j)As of the date hereof, the limited partners of the Partnership own 1,079,185,030 Common Units and 329,295,770 Series A Convertible Preferred Units of the Partnership, representing an approximate 99.7% limited partner interest in the Partnership.
(k)The Partnership owns 100% of the issued and outstanding membership interests in Energy Transfer Partners, L.L.C., a Delaware limited liability company (“ETP GP LLC”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETP GP LLC (the “ETP GP LLC Agreement”) and are fully paid (to the extent required under the ETP GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens other than Liens arising under (i) (A) the Credit Agreement dated December 2, 2013 (as amended by the Incremental Commitment Agreement No. 1 dated as of February 19, 2014, the Amendment and Incremental Commitment Agreement No. 2 dated as of May 6, 2014, and the Amendment and Incremental Commitment Agreement No. 3 dated as of February 10, 2015) among the Partnership, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the lenders party thereto (the “Revolving Credit Facility”), (B) the Senior Secured Term Loan Agreement, dated February 2, 2017 among the Partnership, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the lenders party hereto (the “Senior Term Loan Agreement” and together with the Revolving Credit Facility, the “Existing Credit Agreements”), (ii) (A) the Partnership’s existing 7.500% Senior Notes due 2020 (the “2020 Notes”), (B) the Partnership’s existing 5.875% Senior Notes due 2024 (the “2024 Notes”) and (C) the Partnership’s existing 5.500% Senior Notes due 2027 (the “2027 Notes”, and together with the 2020 Notes and 2024 Notes, the “Existing Notes”), and (iii) the Second Amended and Restated Pledge and Security Agreement, dated as of December 2, 2013, by and among the Partnership, ETP GP LLC, ETE Services Company, LLC and ETE Common Holdings LLC (as grantors) and U.S. Bank National Association (as collateral agent) in order to secure obligations arising under the Existing Credit Agreements (the “Pledge and Security Agreement” and together with the Existing Credit Agreements and the Existing Notes, the “Existing Indebtedness”).
(l)(i) ETP GP LLC is the sole general partner of ETP GP LP, with a 0.01% general partner interest in Energy Transfer Partners GP, L.P., a Delaware limited partnership (“ETP GP LP”); (ii) such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of ETP GP LP (the “ETP GP LP Agreement”); (iii) ETP GP LLC

owns such general partner interest free and clear of all Liens, other than Liens arising under the Existing Indebtedness; (iv) the Partnership owns 100% of the limited partner interests of ETP GP LP; (v) such limited partner interests have been duly authorized and validly issued in accordance with the ETP GP LP Agreement and are fully paid (to the extent required under the ETP GP LP Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and (vi) the Partnership owns its limited partner interests free and clear of all Liens other than Liens arising under the Existing Indebtedness.
(m)As of the date hereof, ETP GP LP is the sole general partner of Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”) and owns an approximate 0.7% general partner interest in ETP (the “ETP GP Interest”); ETP GP LP owns 100% of the incentive distribution rights in ETP; the ETP GP Interest and the incentive distribution rights in ETP (collectively, the “ETP GP LP Interests”) have been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. (as amended, the “ETP Partnership Agreement”); and ETP GP LP owns the ETP GP LP Interests free and clear of all Liens.
(n)As of the date hereof, the issued and outstanding limited partner interests of ETP consist of 551,551,441 common units (the “ETP Common Units”), 8,853,832 Class E Units (the “ETP Class E Units”), 90,706,000 Class G Units (the “ETP Class G Units”), 81,001,069 Class H Units (the “ETP Class H Units”),100 Class I Units (the “ETP Class I Units”) and 101,525,429 Class K Units (the “ETP Class K Units”), collectively representing an approximate 99.3% limited partner interests in ETP; as of the date hereof, (i) the Partnership owns 18,356,751 ETP Common Units representing approximately a 3.3% limited partner interest in ETP, in each case free and clear of all Liens, other than Liens arising under the Existing Indebtedness, (ii) Heritage Holdings, Inc. owns 8,853,832 ETP Class E Units, free and clear of all Liens, (iii) Sunoco, Inc. owns 90,706,000 ETP Class G Units, free and clear of all Liens, (iv) the Partnership or its Subsidiaries owns 81,001,069 ETP Class H Units, free and clear of all Liens, other than Liens arising under the Existing Indebtedness, (v) the Partnership owns 100 ETP Class I Units, free and clear of all Liens, other than Liens arising under the Existing Indebtedness, and (vi) ETP Holdco Corporation and its Subsidiaries own 101,525,429 ETP Class K Units, free and clear of all Liens, other than Liens arising under the Existing Indebtedness (such owned ETP Common Units, ETP Class E Units, ETP Class G Units, ETP Class H Units, ETP Class I Units and ETP Class K Units being referred to as, the “Owned Units”); all of the Owned Units and the limited partner interests represented by the ETP Common Units, ETP Class E Units, ETP Class G Units, ETP Class H Units, ETP Class I Units and ETP Class K Units, included therein have been duly authorized and validly issued in accordance with the ETP Partnership Agreement and are fully paid (to the extent required under the ETP Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(o)The Partnership owns 100% of the issued and outstanding membership interests in ETE Common Holdings, LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETE Common Holdings, LLC (the “ETE Common Holdings LLC Agreement”) and are fully paid (to the extent required under the ETE Common Holdings LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act);, the Partnership owns such membership interests free and clear of all Liens, other than Liens arising under the Existing Indebtedness.

(p)The Partnership owns 100% of the issued and outstanding membership interests in ETE Sigma Holdco, LLC (“ETE Sigma”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETE Sigma (as amended to date, the “ETE Sigma LLC Agreement”) and are fully paid (to the extent required under the ETE Sigma LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act).
(q)The Partnership owns 100% of the issued and outstanding membership interests in ETE Services Company, LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETE Services Company, LLC (as amended to date, the “ETE Services LLC Agreement”) and are fully paid (to the extent required under the ETE Services LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens other than Liens arising under the Existing Indebtedness.
(r)ETE Sigma owns 100% of the issued and outstanding membership interests in Sunoco GP, such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Sunoco GP (as amended to date, the “Sunoco GP LLC Agreement”) and are fully paid (to the extent required under the Sunoco GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and ETE Sigma owns such membership interests free and clear of all Liens.
(s)Sunoco GP LLC, a Delaware limited liability company (“Sunoco GP”) is the sole general partner of Sunoco LP, a Delaware limited partnership (“Sunoco LP”), with a non-economic general partner interest in Sunoco LP (the “Sunoco GP Interest”); the Sunoco GP Interest has been duly authorized and validly issued in accordance with the limited partnership agreement of Sunoco LP (as amended to date, the “Sunoco LP Partnership Agreement”); and Sunoco GP owns the Sunoco GP Interest free and clear of all Liens.
(t)The Partnership is the record holder of all of the Incentive Distribution Rights (as such term is defined in the Sunoco LP Partnership Agreement, the “Sunoco IDRs”); and the Partnership owns the Sunoco IDRs free and clear of all Liens, other than Liens arising under the Existing Indebtedness.
(u)As of the date hereof, the issued and outstanding limited partner interests in Sunoco LP consist of 98,181,046 common units (the “Sunoco Common Units”) and 16,410,780 Class C Units (the “Sunoco Class C Units”), representing all of the limited partner interests in Sunoco LP; as of the date hereof, (i) ETP beneficially owns 43,487,668 Sunoco Common Units, free and clear of all Liens, (ii) the Partnership beneficially owns 2,263,158 Sunoco Common Units, free and clear of all Liens, (iii) Aloha Petroleum, Ltd., a Hawaii corporation, owns 5,242,113 Sunoco Class C Units, free and clear of all Liens, (iv) Stripes No. 1009 LLC, a Texas limited liability company, owns 5,544,140 Sunoco Class C Units, free and clear of all Liens, and (v) Stripes LLC, a Texas limited liability company, owns 5,624,527 Sunoco Class C Units, free and clear of all Liens (such owned Sunoco Common Units and Sunoco Class C Units, the “Owned Sunoco Units”); all of the Owned Sunoco Units and limited partner interests represented by the Sunoco Common Units and Sunoco Class C Units have been duly authorized and validly issued in accordance with the Sunoco Partnership Agreement and are fully paid (to the extent required under the Sunoco Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(v)Complete and correct copies of the formation and governing documents of each of the Partnership and the General Partner and all amendments thereto have been delivered to the Managers; and each of the ETE Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. Attached hereto as Schedule A is a listing of each of the Subsidiaries of the Partnership that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S‑X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) incorporated by reference in the Registration Statement and the Prospectus.
(w)When issued pursuant to the terms of this Agreement, the Units will be duly and validly authorized and issued and after they are delivered against payment therefor as provided herein, will be fully paid, non-assessable (except as such non-assessability may be affected by (i) matters described in the Registration Statement and the Prospectus and (ii) Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act) and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Units to be sold by the Partnership pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s formation and governing documents or any agreement or other instrument to which the Partnership is a party or by which it or its properties may be bound or affected.
(x)The Units, conform in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement and the Prospectus; and the certificates, if any, for the Units are in due and proper form.
(y)This Agreement has been duly authorized and executed and validly delivered by the Partnership. This Agreement constitutes a valid and binding agreement of the Partnership and is enforceable against the Partnership in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.
(z)None of the ETE Entities or any direct or indirect subsidiary of the ETE Entities (collectively, the “Subsidiaries”) is (A) in violation of its respective formation, governing or any other organizational documents, or (B) in breach of, in default under or violation of, nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETE Entities or any Subsidiary is a party or by which it or its properties may be bound or affected, or (C) in violation of any federal, state, local or foreign law, regulation or rule, or (D) in violation of any rule or regulation of any self‑regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in violation of any decree, judgment or order applicable to any of the ETE Entities or any Subsidiary or any of their respective properties, except any such breach, default or violation, in the case of clauses (B), (C), (D) and (E) above, that would, if continued, not have, individually or in the aggregate, a Material Adverse Effect or would not materially impair the ability of the Partnership to perform its obligations under this Agreement; and none of (i) the execution, delivery and performance of this Agreement by the Partnership, (ii) the offering, issuance and sale of the Units or (iii) the consummation of the transactions contemplated hereby will conflict with, result in any breach or violation of or constitute a default under, nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a Lien on any property or assets of any of the ETE Entities pursuant to (I) any formation, governing or any other organizational document of any of the ETE Entities, or (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETE Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (III) any federal, state, local or foreign law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (V) any decree, judgment or order applicable to any of the ETE Entities or any of their respective properties, or (VI) any agreements listed as exhibits to the Registration Statement pursuant to Item 601(b) of Regulation S-K, except for any such conflicts, breaches, violations or defaults, in the case of clauses (II) and (VI) above, that would not have, individually or in the aggregate, a Material Adverse Effect.
(aa)No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over any ETE Entity or its property (including, without limitation, the NYSE) (each, a “Consent”) or any approval of the security holders of the Partnership, is required in connection with the offering, issuance or sale of the Units or the consummation by the Partnership of the transactions contemplated hereby other than (i) registration of the Units under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered through or to the Managers or under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and (iii) such Consents that have been obtained prior to the date hereof.
(bb)    Except as (A) provided to the General Partner in the Partnership Agreement or (B) described in the Registration Statement (excluding the exhibits thereto) and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it Common Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any Common Units or other equity interests in the Partnership, (iii) no person has any resale rights in respect of the Units that would be required to be disclosed in the Registration Statement and are not so disclosed and (iv) no person has the right to act as an underwriter, agent or as a financial advisor to the Partnership in connection with the offer, issuance and sale of the Units; no person has the right, contractual or otherwise, to cause the Partnership to register under the Securities Act any Common Units or other equity interests in the Partnership, or to include any such Common Units or other interests in the Registration Statement or the offering and sale of the Units, that have not been waived in writing; except for options, warrants or other rights granted pursuant to employee benefits plans, qualified option plans or other employee compensation plans of the Partnership and rights to purchase Common Units pursuant to the Partnership’s dividend reinvestment program, there are no outstanding options or warrants to purchase any partnership or membership interests or other securities of the ETE Entities.
(cc)    The Partnership and each of the Subsidiaries have all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and have made all necessary filings required under any applicable law, regulation or rule, and have obtained all necessary Permits from other persons, in order to conduct their businesses, except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership or any of the Subsidiaries is in violation of, is in default under, and has received notice of any proceedings relating to revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the ETE Entities or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
(dd)    All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement and the Prospectus (i) under the headings “Description of Units,” “Cash Distribution Policy,” and “Material U.S. Federal Income Tax Consequences,” and (ii) in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, under the captions “Business - Regulation of Interstate Natural Gas Pipelines,” “Business - Regulation of Intrastate Natural Gas and NGL Pipelines,” “Business - Regulation of Sales of Natural Gas and NGLs,” “Business - Regulation of Gathering Pipelines,” “Business - Regulation of Interstate Crude Oil, NGL and Products Pipelines,” “Business - Regulation of Intrastate Crude Oil, NGL and Products Pipelines,” “Business - Regulation of Pipeline Safety” and “Legal Proceedings,” in each case, as such matters have been updated by any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Partnership with the Commission, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
(ee)    Except as described in the Registration Statement or the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership after due inquiry, threatened or contemplated to which any of the ETE Entities, any Subsidiary or any of the General Partner’s directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except for any such action, suit, claim, investigation or proceeding which, if resolved adversely to any ETE Entity or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
(ff)    Grant Thornton LLP (the “Accountants”), who has certified certain financial statements and supporting schedules of the Partnership, its Subsidiaries and certain Affiliates included in the Incorporated Documents, is an independent registered public accounting firm with respect to the Partnership, its Subsidiaries and such Affiliates as required by the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”) and has not resigned or been dismissed as independent registered public accountants of the Partnership, its Subsidiaries or such affiliates as a result of or in connection with any disagreement with the Partnership, its Subsidiaries or such affiliates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

(gg)    The financial statements incorporated by reference in the Registration Statement or the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of such entities for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except to the extent expressly disclosed therein; the pro forma financial statements, if any, or data included or incorporated by reference in the Registration Statement or the Prospectus, if any, comply with the applicable requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in or incorporated by reference into the Registration Statement or the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership. No other financial statements are required to be included in the Registration Statement or the Prospectus that are not included as required pursuant to the applicable accounting requirements of the Securities Act and the Exchange Act; neither the Partnership nor any of the Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(hh)    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the ETE Entities, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership or any Subsidiary (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the ETE Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the ETE Entities or (v) any dividend or distribution of any kind declared, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement), paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.
(ii)    Neither the Partnership nor any Subsidiary is, and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Securities Act or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the offering and sale of the Units, none of them will be, an “investment company” or an entity

“controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
(jj)    The Partnership and each of the Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Registration Statement or the Prospectus as being owned by it, free and clear of all Liens except (i) as described in the Registration Statement and the Prospectus, and (ii) as do not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement or the Prospectus, including Liens pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Partnership and the Subsidiaries; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) each applicable Subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Registration Statement and the Prospectus, and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect. All of the real property and buildings held under lease by the Partnership and each Subsidiary are held under valid and subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement and the Prospectus.
(kk)    The Partnership and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material sense with, and neither the Partnership nor any Subsidiary has received any notice of conflict with, any such rights of others.
(ll)    No labor disputes with the employees that are engaged in the businesses of the Partnership and the Subsidiaries exist or, to the knowledge of the Partnership, are imminent or threatened except for those that would not, individually or in the aggregate, have a Material Adverse Effect. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary.
(mm)    Except as described in the Registration Statement and the Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any, and to the knowledge of the Partnership after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to any pending or, to the knowledge of the Partnership after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the ETE Entities or any Subsidiary (collectively, “Environmental Proceedings”), except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Environmental Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Registration Statement or the Prospectus and except for the Newmark Groundwater Contamination Superfund site (as to which an affiliate of the Partnership received a request for information under Section 104(e) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) in May 2001), none of the ETE Entities nor any of the Subsidiaries is currently named as a “potentially responsible party” under CERCLA.
(nn)    All tax returns required to be filed by the Partnership and the Subsidiaries through the date hereof have been timely filed (or extensions have been timely obtained with respect to such tax returns), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.
(oo)    The Partnership and each of the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses as they reasonably deem adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Partnership and each of the Subsidiaries and their business; all such insurance is fully in force on the date hereof and will be fully in force at each Time of Sale and Settlement Date; the Partnership does not have reason to believe that it or any Subsidiary will not be able to renew any such insurance as and when such insurance expires.
(pp)    Neither the Partnership nor any Subsidiary has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
(qq)    Except as described in the Registration Statement or the Prospectus, none of the ETE Entities or any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to, the Registration Statement or the Prospectus and no such termination or non-renewal has been threatened by any of the ETE Entities or any Subsidiary. To the knowledge of the Partnership after due inquiry, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the ETE Entities or any of the Subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), except for any such breach, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(rr)    The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(ss)    The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the XBRL incorporated by reference in the Registration Statement and Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(tt)    The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership (including the Subsidiaries) is made known to the Chief Executive Officer and the Chief Financial Officer of the General Partner, such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s auditors and the Audit and Conflicts Committee of the Board of Directors of the General Partner, have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls that could adversely affect the Partnership’s ability to record, process, summarize and report financial data, (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls, and (iii) all material weaknesses, if any, in internal controls have been identified for the Partnership’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, (i) there has been no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (ii) there have been no significant changes in the Partnership’s internal controls or in other factors that could significantly affect the Partnership’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Partnership, its Subsidiaries and the directors and officers of the General Partner, in their capacity as such, are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder; and the Partnership has taken all necessary actions to ensure that, upon and at all times after effectiveness of the Registration Statement, the Partnership, its Subsidiaries and the officers and directors of the General Partner, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.
(uu)    On or after July 30, 2002, none of the ETE Entities has directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner, or to or for any family member or affiliate of any director or executive officer of the General Partner; or (ii) made any material modification, including any renewal thereof, to the term of any personal loan to any director or executive officer of the General Partner, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.
(vv)    Each “forward-looking statement” contained or incorporated by reference in the Registration Statement or the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
(ww)    All statistical or market-related data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained written consent to the use of such data from such sources to the extent required.
(xx)    Neither the Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities, except in each case as described in (i) the Registration Statement or the Prospectus or (ii) the organizational documents of the Partnership and the Subsidiaries.
(yy)    The issuance and sale of the Units as contemplated hereby will not cause any holder of Common Units, securities convertible into or exchangeable or exercisable for Units, or options, warrants or other rights to purchase Common Units or any other securities of the Partnership to have any right to acquire any preferred securities of the Partnership.
(zz)    The Partnership is in compliance with the rules of the NYSE, including, without limitation, the requirements for initial and continued listing of the Common Units on the NYSE.
(aaa)    Except pursuant to this Agreement, none of the ETE Entities or the Subsidiaries has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
(bbb)    The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Securities Act.
(ccc)    None of the ETE Entities nor any of their respective Affiliates (as such term in defined in Rule 405 promulgated under the Securities Act) has taken, directly or indirectly, any action designed, or that has constituted or could reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(ddd)    To the knowledge of the Partnership after due inquiry, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership, any of the General Partner’s officers or directors, any 5% or greater securityholders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.
(eee)    The operations of the ETE Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the ETE Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.
(fff)    None of the ETE Entities or any Subsidiary nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any of the ETE Entities or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the ETE Entities, the Subsidiaries and, to the knowledge of the Partnership, their affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(ggg)    None of the ETE Entities or any Subsidiary, nor to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any ETE Entity or any Subsidiary, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
Any certificate signed by any officer of the General Partner and delivered to any of the Managers or counsel for such Managers in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to such Manager.
SECTION 3.Sale and Delivery of Securities.
(a)On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Managers, as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agents for the Partnership, the Units on the following terms.
(i)The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (a “Trading Day”) (other than a Trading Day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership has instructed such Manager by telephone (confirmed promptly by electronic mail) from any of the individuals listed as authorized representatives of the Partnership on Schedule D hereto (the “Authorized Partnership Representatives”) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum number of Units (which may be expressed as a percentage of volume) to be sold and the minimum price per Unit at which such Units may be sold by such Manager daily as agreed to by such Manager and in any event not in excess of the amount of Units available for issuance under the currently effective Registration Statement and the Prospectus or in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement by the General Partner’s board of directors, or a duly authorized committee thereof, and notified to such Manager in writing. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to offer and sell all of the Units designated on any day; provided, however, that such Manager shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that such Manager shall have no such obligation, in the event an offer or sale of the Units on behalf of the Partnership may in the judgment of such Manager constitute the sale of a “block” under Rule 10b‑18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager reasonably believes it may be deemed an “underwriter” under the Securities Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Securities Act.
(ii)Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct such Manager by telephone (confirmed promptly by electronic mail) not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. In addition, the Partnership or such Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units for any reason and at any time (a “Suspension”); provided, however, that such Suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.
(iii)Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Units or to or through a market maker, (B) by any other method permitted by law, including, without limitation, in privately negotiated transactions, or (C) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager.
(iv)The compensation to each Manager, as an agent of the Partnership, for sales of the Units shall be up to 2% of the gross sales price of the Units sold as mutually agreed to in writing by such Manager(s) and the Partnership. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).
(v)Each Manager acting as a sales agent hereunder shall provide written confirmation (which may be by facsimile or electronic email) to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a), setting forth (i) the aggregate number of the Units sold on such day, (ii) the aggregate gross sales proceeds and Net Proceeds to the Partnership from the sale of the Units on such day, and (iii) the aggregate compensation payable by the Partnership to such Manager with respect to such sales. At each Manager’s election and subject to the prior written consent of the Partnership, which consent shall not be unreasonably withheld, delayed or conditioned, such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.
(vi)Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Trading Day following the date on which such sales are made (provided that, if such third Trading Day is not a business day (as defined below), then settlement will occur on the next succeeding Trading Day that is also a business day), unless another date shall be agreed upon by the Partnership and such Manager (each such date, a “Settlement Date”). As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Units sold through such Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Units eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).
(vii)At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(q)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
(b)If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement, and such Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.
(c)(i)    Under no circumstances shall the Partnership cause or request the offer or sale of any Units if, after giving effect to the sale of such Units, the aggregate gross sales proceeds pursuant to this Agreement would exceed the lesser of (A) the amount set forth in Section 1, (B) the amount available for offer and sale under the currently effective Registration Statement and the Prospectus and (C) the amount authorized from time to time to be issued and sold under this Agreement by the General Partner’s board of directors, or a duly authorized committee thereof, and notified to the Managers in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Units at a price lower than the minimum price authorized from time to time by the General Partner’s board of directors or a duly authorized committee thereof, and notified to the Managers in writing.
(ii)    If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d)Each sale of the Units to or through any Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.
(e)Subject to such further limitations on offers and sales of Units or delivery of instructions to offer and sell Units as are set forth herein and as may be mutually agreed upon by the Partnership and any Manager, the Partnership shall not request the sale of any Units that would be sold, and no Manager shall be obligated to sell, (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the time that is 24 hours after the time that the Partnership files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Partnership and any Manager, for purposes of (i) and (ii) above, such period shall be deemed to end 24 hours after the next subsequent Filing Time.
(f)The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (C) each Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by such Manager and the Partnership.
SECTION 4.Covenants of the Partnership. The Partnership agrees with each Manager:
(a)To notify the Managers promptly of the time on or after the date of this Agreement when any amendment or supplement to the Registration Statement or Prospectus has been filed or become effective or the Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon any Manager’s request, any amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus that, in such Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Units by such Manager; and to cause the Base Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.
(b)To promptly advise the Managers, confirming such advice in writing, of any suspension of any Manager’s obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, use its reasonable efforts to prevent the issuance of any such stop order, and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus (other than any amendment or supplement to be effected by the Partnership’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act, which shall be subject to the provisions of clause (2) of Section 4(d) below), and to provide the Managers and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and not to file or use any such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Units)) to which any Manager shall have reasonably objected in writing.
(c)To make available to each Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to each Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the Effective Date of the Registration Statement) as such Manager may request for the purposes contemplated by the Securities Act; in case any Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S‑K under the Securities Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S‑K under the Securities Act, as the case may be.
(d)(1) Subject to clause (2) of this Section 4(d), to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units; and (2) to provide Andrews Kurth Kenyon LLP for its review and comment, on behalf of the Managers, with a copy of any reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which Andrews Kurth Kenyon LLP shall have reasonably objected in writing, and to promptly notify Andrews Kurth Kenyon LLP of such filing.
(e)To pay the fees applicable to the Registration Statement in connection with the offering of the Units under the Securities Act.
(f)If the Partnership receives a notice from the Commission or otherwise ceases to be eligible to use Form S-3, the Partnership will promptly notify each Manager, and the Partnership will not give any Manager instructions to sell Units under this Agreement until such time as the Partnership is again eligible to use Form S-3 for such purpose.
(g)If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial Effective Date of the Registration Statement, any of the Units remain unsold by the Managers, the Partnership will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Units, in a form satisfactory to the Managers and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new shelf registration statement.
(h)If it shall be necessary to amend the Registration Statement or file a new registration statement or a supplement to the Prospectus so that the Prospectus then being used would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or in order to comply with the Securities Act or the Exchange Act or the respective rules and regulations thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify each Manager of any such event, (ii) prepare and file with the Commission, subject to compliance with Section 4(a), (b) and (d) hereof, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as any Manager may reasonably request.
(i)To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise each Manager of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(j)To make generally available to its securityholders, and to deliver to each Manager, an earnings statement (as defined in Rule 158(c) under the Securities Act) of the Partnership (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of twelve months beginning after the Effective Date of the Registration Statement (as such date is defined in Rule 158(c) under the Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the Effective Date of the Registration Statement (as such date is defined in Rule 158(c) under the Securities Act).
(k)To apply the Net Proceeds in the manner set forth under the caption “Use of Proceeds” in the Prospectus.
(l)At any time that (A) sales of the Units have been made by a Manager but not settled or (B) at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled, suspended or cancelled, the Partnership will not, without giving such Manager (excluding, for the avoidance of doubt, any Managers hereunder that do not fall under clauses (A) or (B) in this Section 4(l)) at least one Business Day prior written notice specifying the nature of the proposed transaction and the date of the proposed transaction, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Securities Act of, any Common Units or any other securities of the Partnership that are substantially similar to Common Units (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Units or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Units or Similar Securities), or publicly announce an intention to effect any such transaction. Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Units through any Manager pursuant to this Agreement or any Terms Agreement; (ii) file registration statements on Form S‑8 relating to Common Units that may be issued pursuant to the equity compensation plans described in clause (iii) of this sentence; (iii) issue securities (including Common Units and Similar Securities) under the Energy Transfer Equity, L.P. Long-Term Incentive Plan (as amended, restated or otherwise modified from time to time), the LE GP, LLC Outside Director Compensation Policy (as amended, restated or otherwise modified from time to time) and any other equity compensation plan or arrangement that may be adopted by the Partnership or the General Partner from time to time in accordance with applicable law and the NYSE listing standards; (iv) issue Common Units upon the conversion of the Series A Convertible Preferred Units; and (v) issue and sell Common Units pursuant to any distribution reinvestment program adopted by the Partnership in the future. In the event that notice of a proposed sale is provided by the Partnership to any Manager pursuant to this Section 4(l), such Manager may suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed reasonably appropriate by such Manager. The Partnership agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Units under this Agreement or any alternative equity distribution agreement shall be effected by or through only one Manager, alternative manager or sales agent on any single given day, and the Partnership shall in no event request that more than one of the Managers, alternative manager or sales agent sell Units on the same day.
(m)Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.
(n)Not, and to cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(o)To use its reasonable best efforts to effect the listing of the Units on the NYSE, subject to notice of issuance. The Partnership shall cooperate with each Manager and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.
(p)To advise each Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document which has been previously provided to the Managers pursuant to Section 6 herein.
(q)Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8‑K, unless the Managers shall otherwise reasonably request), or (iii) the Managers may reasonably request (the date of commencement of the offering of the Units under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate of two of the General Partner’s executive officers, dated and delivered the Representation Date, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(g) of this Agreement which was last furnished to the Managers are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(g), modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such certificate.
(r)At each Representation Date, to furnish or cause to be furnished forthwith to the Managers a written opinion, a negative assurance letter and an opinion regarding certain tax matters of Latham & Watkins LLP, counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion.
(s)At each Representation Date, to furnish or cause to be furnished forthwith to the Managers a written opinion of the General Counsel or any Associate General Counsel of the General Partner, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion.
(t)At each Representation Date, to furnish or cause to be furnished forthwith to the Managers a written opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Partnership, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(e) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion.
(u)At each Representation Date, to furnish or cause to be furnished to the Managers forthwith a certificate of the Secretary of the General Partner, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the certificate referred to in Section 6(i) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such certificate.
(v)At each Representation Date, Andrews Kurth Kenyon LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers.
(w)Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and

(iii) below), (ii) the Partnership shall file an annual report on Form 10‑K or a quarterly report on Form 10‑Q, (iii) upon request by the Managers to the Partnership, there is filed with the Commission any document (other than an annual report on Form 10‑K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, or (iv) the Managers may reasonably request, to cause the Accountants, or other independent accountants, satisfactory to the Managers and any other independent accountants identified in Section 2(ff) as of such Representation Date, forthwith to furnish the Managers a letter(s), dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such letter(s).
(x)At or prior to each Representation Date, to conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the Accountants, and any other independent accountants that have been requested by the Managers to deliver a letter pursuant to Section 4(w)(iv) of this Agreement. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by any Manager or its agents from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s and the General Partner’s agents and advisors during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, the General Partner and its officers and agents, as such Manager may reasonably request.
(y)That the Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.
(z)If to the knowledge of the Partnership any condition set forth in Section 6 of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.
(aa)To disclose in its quarterly reports on Form 10‑Q, in its annual report on Form 10‑K and, subject to compliance with Section 4(a), (b) and (d) hereof, in any filings made by the Partnership where the Commission may require the Partnership to disclose such information, the number of the Units sold through or to the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter.
(bb)    To ensure that prior to instructing any Manager to sell Units the Partnership shall have obtained all necessary partnership authority for the offer and sale of such Units.
(cc)    That each acceptance by the Partnership of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented relating to such Units).
(dd)    The Partnership will not, directly or indirectly, prepare, use or refer to any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations, with respect to the offering of the Units pursuant to this Agreement.
SECTION 5.Payment of Expenses. The Partnership agrees with each Manager that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, or reimburse if paid by any Manager, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement (including financial statements and exhibits thereto), the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto and furnishing of copies of each thereof to any Manager, (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to any Manager (including costs of mailing and shipment), (v) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law, (vi) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE, (vii) any filing with, and any review of the public offering of the Units by, the FINRA, including the reasonable legal fees and disbursements of counsel for the Managers relating to FINRA matters and (viii) the reasonable fees and expenses of the Partnership’s and Managers’ counsel (which shall be one outside counsel for all Managers unless otherwise agreed by the Partnership) and of the Accountants, or any other independent accountants that have furnished a letter to the Managers in accordance with Section 4(w)(iv) of this Agreement. It is understood, however, that except as provided in this Section 5 and Sections 3(a)(iv) and 7 hereof, the Managers will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.
SECTION 6.Conditions of Managers’ Obligations. The obligations of each Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Partnership on the date hereof, any applicable Representation Date, as of each Time of Sale and as of each Settlement Date, (ii) the performance by the Partnership of its obligations hereunder and (iii) to the following additional conditions precedent:
(a)(i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or to the knowledge of the Partnership or the Managers of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
(b)Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Partnership and its Subsidiaries taken as a whole, in the judgment of the Managers, shall have occurred or become known and no transaction which is material and unfavorable to the Partnership (other than as referred to in the Registration Statement and Prospectus) in the judgment of the Managers, shall have been entered into by the Partnership or any of its Subsidiaries.
(c)The Partnership shall have furnished to the Managers, at every date specified in Section 4(r) of this Agreement, a written opinion, a negative assurance letter and an opinion regarding certain tax matters of Partnership Counsel, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibits A-1, A-2, and A-3 hereto.
(d)The Partnership shall have furnished to the Managers, at every date specified in Section 4(s) of this Agreement, a written opinion of the General Counsel or any Associate General Counsel of the General Partner, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit B hereto.
(e)The Partnership shall have furnished to the Managers, at every date specified in Section 4(t) of this Agreement, a written opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Partnership, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit C hereto.
(f)At the dates specified in Section 4(w) of this Agreement, the Managers shall have received from the Accountants, and any other independent accountants, letters dated the date of delivery thereof and addressed to the Managers in form and substance satisfactory to the Managers.
(g)The Partnership shall have delivered to the Managers, at every Representation Date specified in Section 4(q) of this Agreement, a certificate of two of the General Partner’s executive officers to the effect that:
(i)the representations and warranties of the Partnership as set forth in this Agreement are true and correct as of the Representation Date with the exception of the representations in Section 2(h), (i), (j), (k), (l), (m), (n), (o), (p), (q), (r), (s), (t), (u), (v), (dd) and (ff), of which the representation in Section 2(h), (i), (j), (k), (l), (m), (n), (o), (p), (q), (r), (s), (t), (u), (v), (dd) and (ff) shall be updated in certificates delivered pursuant to this Section 6(g) at subsequent Representation Dates as follows, together with such revisions as required to accurately reflect the then-current capitalization and other related representations and warranties by the ETE Entities as set forth below:
(A)Kelcy L. Warren owns approximately ____% and Ray C. Davis owns approximately ____% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of May 7, 2007 (as amended, the “General Partner LLC Agreement”) and are fully paid (to the extent required by the General

Partner LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act).
(B)The General Partner is the sole general partner of the Partnership and, as of the date hereof, owns an approximate ____% general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such general partner interest free and clear of all Liens.
(C)As of the date hereof, the limited partners of the Partnership own ____ Common Units and ____ Series A Convertible Preferred Units of the Partnership, representing an approximate ____% limited partner interest in the Partnership.
(D)The Partnership owns ____% of the issued and outstanding membership interests in ETP GP LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETP GP LLC (the “ETP GP LLC Agreement”) and are fully paid (to the extent required under the ETP GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens other than ____.
(E)(i) ETP GP LLC is the sole general partner of ETP GP LP, with a ____% general partner interest in ETP GP LP; (ii) such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of ETP GP LP (the “ETP GP LP Agreement”); (iii) ETP GP LLC owns such general partner interest free and clear of all Liens, other than ____; (iv) the Partnership owns ____% of the limited partner interests of ETP GP LP; (v) such limited partner interests have been duly authorized and validly issued in accordance with the ETP GP LP Agreement and are fully paid (to the extent required under the ETP GP LP Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and (vi) the Partnership owns its limited partner interests free and clear of all Liens other than ____.
(F)As of the date hereof, ETP GP LP is the sole general partner of ETP and owns an approximate ____% general partner interest in ETP (the “ETP GP Interest”); ETP GP LP owns 100% of the incentive distribution rights in ETP; the ETP GP Interest and the incentive distribution rights in ETP (collectively, the “ETP GP LP Interests”) have been duly authorized and validly issued in accordance with the ETP Partnership Agreement; and ETP GP LP owns the ETP GP LP Interests free and clear of all Liens.
(G)As of the date hereof, the issued and outstanding limited partner interests of ETP consist of ____ common units (the “ETP Common Units”), ____ Class E Units (the “ETP Class E Units”), 90,706,000 Class G Units (the “ETP Class G Units”), ____ Class H Units (the “ETP Class H Units”), ____ Class I Units (the “ETP Class I Units”) and ____ Class K Units (the “ETP Class K Units”), collectively representing an approximate ____% limited partner interests in ETP; as of the date hereof, (i) the Partnership owns ____ ETP Common Units representing approximately a ____% limited partner interest in ETP, in each case free and clear of all Liens, other than ____, (ii) Heritage Holdings, Inc. owns ____ ETP Class E Units, free and clear of all Liens, (iii) Sunoco, Inc. owns ____ ETP Class G Units, free and clear of all Liens, (iv) the Partnership or its Subsidiaries owns ____ ETP Class H Units, free and clear of all Liens, other than ____, (v) the Partnership owns ____ ETP Class I Units, free and clear of all Liens, other than ____, and (vi) ETP Holdco Corporation and its Subsidiaries own ____ ETP Class K Units, free and clear of all Liens, other than ____ (such owned ETP Common Units, ETP Class E Units, ETP Class G Units, ETP Class H Units, ETP Class I Units and ETP Class K Units being referred to as, the “Owned Units”); all of the Owned Units and the limited partner interests represented by the ETP Common Units, ETP Class E Units, ETP Class G Units, ETP Class H Units, ETP Class I Units and ETP Class K Units, included therein have been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. (as amended, the “ETP Partnership Agreement”) and are fully paid (to the extent required under the ETP Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(H)The Partnership owns ____% of the issued and outstanding membership interests in ETE Common Holdings, LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETE Common Holdings, LLC (the “ETE Common Holdings LLC Agreement”) and are fully paid (to the extent required under the ETE Common Holdings LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act);, the Partnership owns such membership interests free and clear of all Liens, other than ____.
(I)The Partnership owns ____% of the issued and outstanding membership interests in ETE Sigma Holdco, LLC (“ETE Sigma”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETE Sigma (as amended to date, the “ETE Sigma LLC Agreement”) and are fully paid (to the extent required under the ETE Sigma LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act).
(J)The Partnership owns ____% of the issued and outstanding membership interests in ETE Services Company, LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETE Services Company, LLC (as amended to date, the “ETE Services LLC Agreement”) and are fully paid (to the extent required under the ETE Services LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens other than ____.
(K)ETE Sigma owns ____% of the issued and outstanding membership interests in Sunoco GP, such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Sunoco GP (as amended to date, the “Sunoco GP LLC Agreement”) and are fully paid (to the extent required under the Sunoco GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and ETE Sigma owns such membership interests free and clear of all Liens.
(L)Sunoco GP is the sole general partner of Sunoco LP, with a non-economic general partner interest in Sunoco LP (the “Sunoco GP Interest”); the Sunoco GP Interest has been duly authorized and validly issued in accordance with the limited partnership agreement of Sunoco LP (as amended to date, the “Sunoco LP Partnership Agreement”); and Sunoco GP owns the Sunoco GP Interest free and clear of all Liens.
(M)The Partnership is the record holder of all of the Incentive Distribution Rights (as such term is defined in the Sunoco LP Partnership Agreement, the “Sunoco IDRs”); and the Partnership owns the Sunoco IDRs free and clear of all Liens, other than ____.
(N)As of the date hereof, the issued and outstanding limited partner interests in Sunoco LP consist of ____ common units (the “Sunoco Common Units”) and ____ Class C Units (the “Sunoco Class C Units”), representing all of the limited partner interests in Sunoco LP; as of the date hereof, (i) ETP beneficially owns ____ Sunoco Common Units, free and clear of all Liens, (ii) the Partnership beneficially owns ____ Sunoco Common Units, free and clear of all Liens, (iii) Aloha Petroleum, Ltd., a Hawaii corporation, owns ____ Sunoco Class C Units, free and clear of all Liens, (iv) Stripes No. 1009 LLC, a Texas limited liability company, owns ____ Sunoco Class C Units, free and clear of all Liens, and (v) Stripes LLC, a Texas limited liability company, owns ____ Sunoco Class C Units, free and clear of all Liens (such owned Sunoco Common Units and Sunoco Class C Units, the “Owned Sunoco Units”); all of the Owned Sunoco Units and limited partner interests represented by the Sunoco Common Units and Sunoco Class C Units have been duly authorized and validly issued in accordance with the Sunoco Partnership Agreement and are fully paid (to the extent required under the Sunoco Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(O)Complete and correct copies of the formation and governing documents of each of the ETE Entities and all amendments thereto have been delivered to the Managers; and each of the ETE Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. Attached as Schedule A is a listing of each of the Subsidiaries of the Partnership that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as of the date hereof.
(P)All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement and the Prospectus (i) under the headings “Description of Units,” “Cash Distribution Policy,” and “Material U.S. Federal Income Tax

Consequences,” and (ii) in the Partnership’s Annual Report on Form 10-K for the year ended December 31, _____, under the captions “Business - Regulation of Interstate Natural Gas Pipelines,” “Business - Regulation of Intrastate Natural Gas and NGL Pipelines,” “Business - Regulation of Sales of Natural Gas and NGLs,” “Business - Regulation of Gathering Pipelines,” “Business - Regulation of Interstate Crude Oil, NGL and Products Pipelines,” “Business - Regulation of Intrastate Crude Oil, NGL and Products Pipelines,” “Business - Regulation of Pipeline Safety” and “Legal Proceedings,” in each case, as such matters have been updated by any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Partnership with the Commission, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
(Q)Grant Thornton LLP (the “Accountants”), who has certified certain financial statements and supporting schedules of the Partnership, its Subsidiaries and certain Affiliates included in the Incorporated Documents, is an independent registered public accounting firm with respect to the Partnership, its Subsidiaries and such Affiliates as required by the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”) and has not resigned or been dismissed as independent registered public accountants of the Partnership, its Subsidiaries or such affiliates as a result of or in connection with any disagreement with the Partnership, its Subsidiaries or such affiliates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.
(ii)the Partnership has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and
(iii)the conditions set forth in paragraphs (a) and (b) of Section 6 of this Agreement have been met.
The certificate shall also state that the Units have been duly and validly authorized by the Partnership, that all partnership action required to be taken for the issuance and sale of the Units has been validly and sufficiently taken, and that the General Partner’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or partnership action.
(h)The Managers shall have received, at every date specified in Section 4(v) of this Agreement, the favorable opinion of Andrews Kurth Kenyon LLP, counsel to the Managers, dated as of such date, and in form and substance satisfactory to the Managers.
(i)The Managers shall have received, at every date specified in Section 4(t) of this Agreement, a certificate of the Secretary of the General Partner, dated as of such date, and in form and substance satisfactory to the Managers.
(j)All filings with the Commission required by Rule 424 under the Securities Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).
(k)The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

(l)There shall not have been any decrease in the rating of any of the Partnership’s or its Subsidiaries’ debt securities by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) of the Exchange Act).
(m)The Partnership shall have furnished to the Managers, at every Representation Date, such other documents and certificates as the Managers may reasonably request.
SECTION 7.Indemnification and Contribution.
(a)The Partnership agrees to indemnify, defend and hold harmless each Manager, its directors, officers, employees, affiliates who have, or who are alleged to have, participated in the distribution of the Units as sales agents or have otherwise been deemed to be a part of the sales effort, and agents and any person who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, such Manager or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information (which information consists solely of that information specified in Section 2(b)) concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Base Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing) or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information (which information consists solely of that information specified in Section 2(b)) concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) any prospectus not conforming to the requirements of the Securities Act or any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations.
(b)Each Manager, severally and not jointly, agrees to indemnify, defend and hold harmless the Partnership, its directors and officers, and any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information (which information consists solely of that information specified in Section 2(b)) concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information (which information consists solely of that information specified in Section 2(b)) concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Prospectus Supplement or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
(c)If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership or any Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this

Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
(d)If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Managers, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and of the relevant Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the relevant Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total discounts and commissions received by the relevant Manager, bear to the aggregate public offering price of the Units. The relative fault of the Partnership, on the one hand, and of the relevant Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by the relevant Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
(e)The Partnership and each of the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f)The Partnership and each of the Managers agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership, against any of the

General Partner’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.
SECTION 8.Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager or any of its affiliates or its or their directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, its directors or officers or any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.
SECTION 9.Termination.
(a)The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.
(d)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, then such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.
(e)In the case of any purchase of Units by a Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Settlement Date relating to such Units, if at any time prior to such delivery and payment (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Partnership’s securities on the New York Stock Exchange, or by order of the Commission or FINRA; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Manager’s reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Settlement Date on the terms and in the manner contemplated in the Prospectus.
SECTION 10.Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, (A) if to the Managers, shall be sufficient in all respects if delivered or sent to (telephone number provided solely for additional informational purposes and is not intended to be a compliant form of notice):

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: General Counsel Fax: 1-646-291-1469

Barclays Capital Inc.
745 7th Avenue
New York, New York 10019
Attn: Timothy Caprario
Tel: 212-526-9420
Fax: 212-299-0190
and
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attn: Syndicate Registration, Amit Chandra and Timothy Mann
Fax: 646-834-8133

Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, New York 10019 Attention: Peter Ruel Tel: (212) 408-5609 Fax: (212) 261-2516
Deutsche Bank Securities Inc. 60 Wall Street, 2nd Floor New York, New York 10005 Attn: Equity Capital Markets - Syndicate Desk Tel: 212-250-5600

Fifth Third Securities, Inc.
Equity Capital Markets
424 Church Street
Maildrop: UTFC5B
Nashville, TN 37219
and
Fifth Third Securities, Inc.
Attn: Stefan Hayek, Legal
38 Fountain Square Plaza
Maildrop: 10909F
Cincinnati, OH 45263

Goldman, Sachs & Co.
200 West Street
New York, New York 10282-2198
Attn: Neil Kearns
Tel: 212-902-5281
and
Goldman, Sachs & Co.
200 West Street
New York, New York 10282-2198
Attn: Olympia McNerney
Tel: 212-357-8838

HSBC Securities (USA) Inc. 452 Fifth Avenue New York, New York 10018 Attn: Jeff Nicklas Tel: 212-525-3154 Jefferies LLC 520 Madison Avenue New York, New York 10022 Attention: General Counsel
J.P. Morgan Securities LLC
383 Madison Avenue, 7th Floor
New York, New York 10179
Attn: Adam Rosenbluth
Tel: 212-622-7027
and
J.P. Morgan Securities LLC
383 Madison Avenue, 7th Floor
New York, New York 10179
Attn: Brett Chalmers
Tel: 212-622-2252

BofA Merrill Lynch One Bryant Park New York, New York 10036 Attention: T.J. Opladen Copy to ECM Legal

Mizuho Securities USA Inc.
320 Park Avenue, 12th Floor
New York, New York 10022
Attn: Ashish Sanghrajka, with a copy to Office of the General Counsel at LegalNotice@us.mizuho-sc.com
Tel: 212-205-7600
Fax: 212-205-8493

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attn: Equity Syndicate Desk
and
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attn: Legal Department

MUFG Securities Americas Inc.
1221 Avenue of Americas
New York, NY 10020
Attn: Capital Markets Group
Fax: (646) 434-3455

Natixis Securities Americas LLC
1251 Avenue of the Americas
New York, New York 10020
Attention: Legal Department
Attention: Strategic Equity Transactions

RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281 Attn: Andrew Jones Tel: 877-822-4089

Scotia Capital (USA) Inc.
Attention: Equity Capital Markets
250 Vesey Street, 24th Floor
New York, NY 10281
Phone: 212-225-6854
Fax: 212-225-6653

SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, NY 10172
Attn: Michelle Petropoulos
Tel: 212-224-5496
Fax: 212-224-4954

TD Securities (USA) LLC
31 West 52nd St.
New York, NY 10019

UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019 Attention: Syndicate Fax: (212) 713-3371

Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152 Attention: Equity Syndicate Department Fax: (212) 214-5918
and, (B) if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, Attention: General Counsel, Facsimile No. (713) 989-1212 and confirmed to it at (713) 989‑7110, attention of the Legal Department, and Attention: Group Chief Financial Officer LE GP, LLC, Tel: (214) 750-1749, Fax: (214) 750-1749. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
SECTION 11.Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Managers and the Partnership and to the extent provided in Section 7 of this Agreement the controlling persons, directors, officers, affiliates and agents referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any Manager) shall acquire or have any right under or by virtue of this Agreement. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be binding upon BofAML Securities, Inc. as an assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated, without prior written consent of any party.
SECTION 12.No Fiduciary Relationship. The Partnership hereby acknowledges that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities. The Partnership further acknowledges that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Manager act or be responsible as a fiduciary to the Partnership, its management, securityholders or creditors or any other person in connection with any activity that any Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and each of the Managers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
SECTION 13.Press Releases and Disclosure. The Partnership may issue a press release in compliance with Rule 134 under the Securities Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8‑K describing the material terms of the transaction contemplated hereby and attaching a copy of this Agreement as an exhibit thereto, and the Partnership shall provide to the Managers for their review and comment, any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby.
SECTION 14.Adjustments for Unit Splits. The parties acknowledge and agree that all unit related numbers contained in this Agreement shall be adjusted to take into account any unit split effected with respect to the Units.
SECTION 15.Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.
SECTION 16.Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
SECTION 17.Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.
SECTION 18.Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
SECTION 19.Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership consents to the jurisdiction of such courts and personal service with respect thereto. The Partnership hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts to the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.
SECTION 20.Successors and Assigns. This Agreement shall be binding upon each Manager and the Partnership and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s and such Manager’s respective businesses and/or assets.
SECTION 21.Obligations of the Managers. Notwithstanding any other provision of this Agreement, the obligations of each Manager under this Agreement and any Terms Agreement shall be several and not joint.
SECTION 22.Miscellaneous. Securities sold, offered or recommended by any Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Partnership and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Partnership and the Managers. Alternatively, the execution of this Agreement by the Partnership and its acceptance by or on behalf of the Managers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,
Energy Transfer Equity, L.P.

By:	LE GP, LLC,
its general partner

By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Group Chief Financial Officer

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written.
CITIGROUP GLOBAL MARKETS INC.

By: /s/ Dylan C. Torney
Name:    Dylan C. Torney
Title:     Managing Director

ACCEPTED as of the date first above written.
BARCLAYS CAPITAL INC.

By: /s/ Keith Burba
Name:    Keith Burba
Title:     Managing Director

ACCEPTED as of the date first above written.
CREDIT AGRICOLE SECURITIES (USA) INC.

By: /s/ Peter E. Ruel
Name:    Peter E. Ruel
Title:     Managing Director

ACCEPTED as of the date first above written.
DEUTSCHE BANK SECURITIES INC.
By: /s/ Francis Windels
Name:    Francis Windels
Title:     Managing Director

By: /s/ Warren F. Estey
Name:    Warren F. Estey
Title:     Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written.
FIFTH THIRD SECURITIES, INC.

By: /s/ Susannah Doyle Lunke
Name:    Susannah Doyle Lunke
Title:     Director, ECM

ACCEPTED as of the date first above written.
GOLDMAN, SACHS & CO.

By: /s/ Matt Leavitt
Name:    Matt Leavitt
Title:     Managing Director

ACCEPTED as of the date first above written.
HSBC SECURITIES (USA) INC.
By: /s/ Jeffrey Nicklas
Name:    Jeffrey Nicklas
Title:     Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written.
JEFFERIES LLC

By: /s/ Michael Ryan
Name:    Michael Ryan
Title:     Managing Director - ECM

ACCEPTED as of the date first above written.
J.P. MORGAN SECURITIES LLC

By: /s/ James F. Smith
Name:    James F. Smith
Title:     Managing Director

ACCEPTED as of the date first above written.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
By: /s/ Mark Sooby
Name:    Mark Sooby
Title:     Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written.
MIZUHO SECURITIES USA INC.
By: /s/ Ashish Sanghrajka
Name:    Ashish Sanghrajka
Title:     Managing Director

ACCEPTED as of the date first above written.
MORGAN STANLEY & CO. LLC

By: /s/ Robert Shepardson
Name:    Robert Shepardson
Title:     Managing Director

ACCEPTED as of the date first above written.
MUFG SECURITIES AMERICA INC.

By: /s/ David McMillan
Name:    David McMillan
Title:     Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written.
NATIXIS SECURITIES AMERICAS LLC

By: /s/ Jared McKinney
Name:    Jared McKinney
Title:     Executive Director - Head of Equity Capital Markets Americas

By: /s/ Dennis Shikar
Name:    Dennis Shikar
Title:     Managing Director

ACCEPTED as of the date first above written.

RBC CAPITAL MARKETS, LLC

By: /s/ Andrew James
Name:    Andrew James
Title:     Director

ACCEPTED as of the date first above written.
SCOTIA CAPITAL USA INC.

By: /s/ Richard Agata
Name:    Richard Agata
Title:     Director, Counsel and Chief Compliance Officer

ACCEPTED as of the date first above written.

SMBC NIKKO SECURITIES AMERICA, INC.

By: /s/ James Knoeller
Name:    James Knoeller
Title:     Managing Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written.
TD SECURITIES (USA) LLC

By: /s/ Patricia J. Dundee
Name:    Patricia J. Dundee
Title:     Managing Director

ACCEPTED as of the date first above written.
UBS SECURITIES LLC

By: /s/ Bimal Amin
Name:    Bimal Amin
Title:     Director

By: /s/ Ryan Staha
Name:    Ryan Staha
Title: Associate Director

ACCEPTED as of the date first above written.
WELLS FARGO SECURITIES, LLC

By: /s/ Elizabeth Alvarez
Name:    Elizabeth Alvarez
Title:     Managing Director

Signature Page to Equity Distribution Agreement

Schedule A

Schedule A	- Significant Subsidiaries of the Partnership

Entity	Jurisdiction in which registered

Energy Transfer Partners GP, L.P.	Delaware
Energy Transfer Partners, L.P.	Delaware
ETP Holdco Corporation	Delaware
Heritage ETC, L.P.	Delaware
Heritage Holdings, Inc.	Delaware
Houston Pipeline Company LP	Delaware
HP Houston Holdings, L.P.	Delaware
HPL Consolidation LP	Delaware
HP Houston Holdings, L.P.	Delaware
La Grange Acquisition, L.P.	Texas
Lake Charles LNG Company, LLC	Delaware
Lone Star NGL Asset Holdings II LLC	Delaware
Lone Star NGL Asset Holdings LLC	Delaware
Lone Star NGL Fractionators LLC	Delaware
Lone Star NGL LLC	Delaware
Lone Star NGL Mont Belvieu LP	Delaware
Lone Star NGL Pipeline LP	Delaware
Panhandle Eastern Pipeline Company, LP	Delaware
Regency Gas Services LP	Delaware
SUG Holding Company, LLC	Delaware
Sunoco LLC	Delaware
Sunoco Logistics Partners Operations, L.P.	Delaware
Sunoco Logistics Partners, L.P.	Delaware
Sunoco LP	Delaware
Sunoco Partners Marketing & Terminals L.P.	Texas
Sunoco Pipeline L.P.	Texas
Sunoco (R&M), LLC	Pennsylvania
Susser Petroleum Operating Company LLC	Delaware

Schedule D
Authorized Partnership Representatives

1.	John W. McReynolds
President
LE GP, LLC
Fax: 214-750-1749
Phone: 214-981-0724
Email: john.mcreynolds@energytransfer.com

2.	Thomas E. Long
Group Chief Financial Officer
LE GP, LLC
Fax: 214-750-1749
Phone: 214-840-5400
Email: tom.long@energytransfer.com

3.	Thomas P. Mason
Executive Vice President and General Counsel
LE GP, LLC
Fax: 214-750-1749
Phone: 214-981-0763
Email: tom.mason@energytransfer.com

4.	Dylan Bramhall
Senior Vice President & Treasurer
Energy Transfer Partners, L.L.C.
Fax: 214-750-1749
Phone: 214-840-5666
Email: dylan.bramhall@energytransfer.com

5.	Ashton Hayes
Director, Finance & Assistant Treasurer
Energy Transfer Partners, L.L.C.
Fax: 214-750-1749
Phone: 214-840-5546
Email: ashton.hayes@energytransfer.com

6.
Any person holding the same title as the individuals above from time to time; provided, that the Partnership shall have previously notified the applicable Manager in writing of such updated individual and title if the information has not made been made publicly available via a widely disseminated press release or through EDGAR.

Exhibit A-1
FORM OF OPINION OF
LATHAM & WATKINS LLP

1.
The Partnership is a limited partnership under the DRULPA, with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Missouri.

2.
The General Partner is a limited liability company under the Delaware LLC Act, with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Partnership as described in the Registration Statement and Prospectus. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware.

3.
With your consent, based solely upon a review on the date hereof of the Partnership Governing Documents[1] and certain resolutions of the board of directors of the General Partner, the General Partner is the sole general partner of the Partnership with an approximate 0.3% general partner interest in the Partnership (the “GP Ownership Interest”) owned of record by the General Partner. The GP Ownership Interest has been validly issued in accordance with the Partnership Agreement. With your consent, based solely upon a review of the lien searches dated [●], 2017 attached hereto as Annex A, we confirm that the GP Ownership Interest is free and clear of liens, claims, charges and encumbrances (“Liens”) other than those (i) created by or arising under the DRULPA or the Partnership Agreement, (ii) set forth or described on Annex A or (iii) restrictions on transferability or other Liens described in the Registration Statement and Prospectus.

4.
The Units to be issued and sold by the Partnership pursuant to the Equity Distribution Agreement have been duly authorized by all necessary limited partnership action of the Partnership and, when the Units have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and issued to and paid for by you and the other Managers in accordance with the terms of the Equity Distribution Agreement, will be validly issued and free of pre-emptive rights arising from the Governing Documents,[2] except as have been waived. Under the DRULPA and the Partnership Agreement, purchasers of the Units will have no obligation to make further payments for their purchase of the Units or contributions to the Partnership, solely by reason of their ownership of the Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

______________________
1 NTD: “Partnership Governing Documents” will be defined to mean the certificate of limited partnership of the Partnership and the Partnership Agreement
2 NTD: “Governing Documents” will be defined to mean the certificate of limited partnership of the Partnership, the Partnership Agreement, the certificate of formation of LE, GP and the LLC Agreement of LE, GP.

5.
The execution, delivery and performance of the Equity Distribution Agreement by the Partnership have been duly authorized by all necessary limited partnership action of the Partnership, and the Equity Distribution Agreement has been duly executed and delivered by the Partnership.

6.	The execution and delivery of the Equity Distribution Agreement and the issuance and sale of the Units to you pursuant to the Equity Distribution Agreement do not on the date hereof:

(i)	violate the provisions of the Governing Documents;

(ii)	result in the breach of or a default under any of the Specified Agreements[3];

(iii)	violate any federal, New York or Texas statute, rule or regulation applicable to the Partnership Parties[4] or the Delaware Laws[5]; or

(iv)
require any consents, approvals, or authorizations to be obtained by the Partnership Parties from, or any registrations, declarations or filings to be made by the Partnership Parties with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Partnership Parties or the Delaware Laws on or prior to the date hereof that have not been obtained or made.

7.
The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at https://www.sec.gov/litigation/stoporders.shtml at [●] a.m. Eastern Time on [●], we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Act.

8.
The Registration Statement at [●], 2017, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

______________________
3 NTD: “Specified Agreements” will cover all credit agreements, indentures, debt related instruments and other material merger or joint venture agreements, in each case to which the Partnership is a party and that is listed as an exhibit or incorporated by reference into the Registration Statement pursuant to Item 601(b) of Regulation S-K.
4 NTD: “Partnership Parties” will mean the Partnership and the General Partner.
5 NTD: “Delaware Laws” will mean the DRULPA and the Delaware LLC Act.

9.
The statements in the Registration Statement and Prospectus under the captions “Description of Units” and “Distribution Policy” insofar as they purport to constitute a summary of the terms of the common units and incentive distribution rights of the Partnership, ETP, SXL and Sunoco LP are accurate descriptions or summaries in all material respects.

10.
The statements in the Registration Statement and Prospectus under the captions “Description of Units” and “Distribution Policy,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws or the Delaware LP Act or the Delaware LLC Act referred to therein, are accurate descriptions or summaries in all material respects.

11.
The Partnership is not, and immediately after giving effect to the sale of the Units in accordance with the Equity Distribution Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit A-2
FORM OF NEGATIVE ASSURANCE LETTER OF
LATHAM & WATKINS LLP

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraphs 9 and 10 of our letter to you of even date and in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof. However, in the course of acting as special counsel to the Partnership in connection with the preparation by the Partnership of the Registration Statement and Prospectus, we reviewed the Registration Statement, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Partnership and LE GP, LLC, a Delaware limited liability company (the “General Partner” and, together with the Partnership, the “Partnership Parties”), the independent public accountants for the Partnership, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the Prospectus and portions of certain of the Incorporated Documents and related matters were discussed. We also reviewed and relied upon certain limited partnership and limited liability company records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Partnership Parties and others as to the existence and consequence of certain factual and other matters.
Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•
the Registration Statement, at the time it became effective on March 21, 2017, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

•
the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the Incorporated Documents.

 Exhibit A-3
FORM OF TAX OPINION OF
LATHAM & WATKINS LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement and the Prospectus, our opinion that is filed as Exhibit 8.1 to the current report on Form 8-K of the Partnership dated March 21, 2017, is confirmed, and you may rely upon such opinion as if it were addressed to you and dated the date hereof.

Exhibit B
FORM OF OPINION OF GENERAL COUNSEL OR ASSOCIATE GENERAL COUNSEL
1.Based solely upon a review on the date hereof of the Partnership Agreement and the Partnership Register, the issued and outstanding partnership interests of the Partnership consist of [1,079,185,030] Common Units, 329,295,770 Series A Convertible Preferred Units, the GP Ownership Interest, and the limited partner interests in the Partnership issued pursuant to the Partnership’s long-term incentive plan.
2.Each of the entities listed on Annex I hereto (the “ETE Entities”) has been duly incorporated or formed, as the case may be, and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.
3.Each of the ETE Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of the jurisdictions set forth opposite its name on Annex II hereto, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
4.All of the issued and outstanding Units have been duly authorized and validly issued, are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act). Except for rights that have been effectively complied with or waived, there are no preemptive rights and resale rights, rights of first refusal and similar rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests of any of the ETE Entities contained in any document filed as exhibits to the Partnership’s periodic reports filed pursuant to the Exchange Act. None of the filing of the Registration Statement or the offering, issuance and sale of the Units as contemplated by the Agreement and the Partnership Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the ETE Entities contained in any document filed as exhibits to the Partnership’s periodic reports filed pursuant to the Exchange Act, other than as have been waived or complied with.
5.To the undersigned’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.
6.To the undersigned’s knowledge, (i) none of the ETE Entities nor any Subsidiary are a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which any of the ETE Entities or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described as required.

7.The Registration Statement and the Prospectus (except for the financial statements and the notes and schedules thereto and the other financial information included in the Registration Statement and the Prospectus, as to which the undersigned expresses no opinion), each appears on its face to comply as to form in all material respects with the requirements of the Securities Act (including, in the case of the Prospectus, Section 10(a) of the Securities Act) and the rules and regulations promulgated thereunder; and each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied as to form in all material respect with the requirements of the Exchange Act (except as to the financial statements and schedules, and other financial data derived therefrom, contained in such document, as to which the undersigned expresses no opinion).
The undersigned has participated in conferences with officers and other representatives of the ETE Entities, representatives of the independent public accountants of the ETE Entities and representatives of the Managers at which the contents of the Registration Statement and the Prospectus were discussed and, although the undersigned need not pass upon and need not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, nothing has come to the attention of the undersigned that causes the undersigned to believe that (i) the Registration Statement, as of its most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date and the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the undersigned need not express any opinion in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement or the Prospectus).

ANNEX I
Material Subsidiaries

Entity	Jurisdiction in which registered
Energy Transfer Partners, L.P.	Delaware
La Grange Acquisition, L.P.	Texas
Heritage ETC, L.P.	Delaware
Energy Transfer Interstate Holdings, LLC	Delaware
ETC Texas Pipeline, Ltd.	Texas
ETC Tiger Pipeline, LLC	Delaware
Lone Star NGL LLC	Delaware
Lone Star NGL Pipeline LP	Delaware
Lone Star NGL Asset Holdings LLC	Delaware
Lone Star NGL Asset Holdings II LLC	Delaware
ETP Holdco Corporation	Delaware
Sunoco (R&M) LLC	Pennsylvania
Mascot, Inc. (MA)	Massachusetts
Sunoco Logistics Partners, L.P.	Delaware
Sunoco Logistics Partners Operations, L.P.	Delaware
Sunoco Pipeline L.P.	Texas
Sunoco Partners Marketing & Terminal L.P.	Texas
Regency Gas Services LP	Delaware
ETC Field Services LLC	Delaware
Lone Star NGL Fractionators LLC	Delaware
ET Rover Pipeline LLC	Delaware

ANNEX II

Entity	Jurisdiction of Organization	Jurisdiction(s) of Foreign Qualification
Energy Transfer Equity, LP	Delaware	Missouri
LE GP, LLC	Delaware	None
Energy Transfer Partners, L.P.	Delaware	Kansas Kentucky Louisiana New York Oklahoma Pennsylvania Texas West Virginia
La Grange Acquisition, L.P.	Texas	Arizona Arkansas California Colorado Georgia Kansas Louisiana Mississippi New Mexico Ohio Oklahoma Pennsylvania Tennessee Utah West Virginia
Heritage ETC, L.P.	Delaware	Oklahoma
Energy Transfer Interstate Holdings, LLC	Delaware	Arizona Arkansas Colorado Louisiana Mississippi New Mexico Texas
ETC Texas Pipeline, Ltd.	Texas
ETC Tiger Pipeline, LLC	Delaware	Arkansas Louisiana Texas
Lone Star NGL LLC	Delaware	Texas
Lone Star NGL Pipeline LP	Delaware	New Mexico Texas
Lone Star NGL Asset Holdings LLC	Delaware	None
Lone Star NGL Asset Holdings II LLC	Delaware	Texas
ETP Holdco Corporation	Delaware	None

Sunoco (R&M) LLC	Pennsylvania
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District Of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Puerto Rico
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wyoming

Mascot, Inc. (MA)	Massachusetts	None
Sunoco Logistics Partners L.P.	Delaware	Pennsylvania
Sunoco Logistics Partners Operations L.P.	Delaware	Montana New York Pennsylvania
Sunoco Pipeline L.P.	Texas	Louisiana Massachusetts Michigan New Jersey New Mexico New York North Dakota Ohio Oklahoma Pennsylvania West Virginia

Sunoco Partners Marketing & Terminal L.P.	Texas
Alabama
Arizona
Arkansas
California
Colorado
Connecticut
Florida
Georgia
Illinois
Indiana
Kansas
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Mississippi
Montana
Nebraska
Nevada
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Tennessee
Utah
Virginia
Washington
West Virginia
Wyoming

Regency Gas Services LP	Delaware	Louisiana Texas
ETC Field Services LLC	Delaware	Colorado Kansas Louisiana New Mexico Oklahoma Texas
Lone Star NGL Fractionators LLC	Delaware	Texas
ET Rover Pipeline LLC	Delaware	Michigan Ohio Pennsylvania West Virginia

Exhibit C
FORM OF OPINION OF RICHARDS, LAYTON & FINGER, P.A.
1. The Partnership Agreement constitutes a valid and binding agreement of the General Partner, and is enforceable against the General Partner, in its capacity as general partner of the Partnership, in accordance with its terms.
2. The General Partner LLC Agreement constitutes a valid and binding agreement of each of Ray C. Davis and Kelcy L. Warren, and is enforceable against each of Ray C. Davis and Kelcy L. Warren, each in his capacity as a member of the General Partner, in accordance with its terms.